                                                                     EXHIBIT 2.1




                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG

                           ALAMOSA PCS HOLDINGS, INC.

                               ALAMOSA SUB I, INC.

                                       AND

                             ALAMOSA HOLDINGS, INC.





                                  July 31, 2000






                  An Index of Defined Terms begins on Page iii

                                TABLE OF CONTENTS

                                                                                                                  Page
ARTICLE  1          Mergers.......................................................................................A-3
         1.1        The Mergers...................................................................................A-3
                    (a)    The Mergers............................................................................A-3
                    (b)    Consummation...........................................................................A-3
                    (c)    Effective Time of the Merger...........................................................A-3
                    (d)    Effect of the Merger...................................................................A-4
                    (e)    The Surviving Corporation's Certificate of Incorporation;
                           Bylaws; Directors and Officers.........................................................A-4
         1.2        Terms of the Merger...........................................................................A-4
                    (a)    Conversion of Public Stock.............................................................A-4
                    (b)    Conversion of Merger Sub Stock.........................................................A-4
                    (c)    Rights as Holders of Public Stock and Merger Sub Stock.................................A-4
                    (d)    Treasury Stock.........................................................................A-4
         1.3        Stock Options.................................................................................A-5
                    (a)    Options................................................................................A-5
                    (b)    Option Plans...........................................................................A-5
                    (c)    Stock Reserve; Form S-8; Listing Application...........................................A-5
         1.4        Exchange Agent................................................................................A-5
         1.5        Exchange Procedure............................................................................A-6
         1.6        Distributions with Respect to Unexchanged Shares. ............................................A-6
         1.7        Cancellation and Retirement of Shares.........................................................A-7
         1.8        Termination of Exchange Fund..................................................................A-7
         1.9        No Liability..................................................................................A-7
         1.10       Tax Withholding...............................................................................A-7

ARTICLE  2          Closing the Transaction.......................................................................A-8
         2.1        Closing.......................................................................................A-8

ARTICLE  3          Conditions To Consummating the Transaction....................................................A-8
         3.1        Obligations of Public, Superholdings and Merger Sub...........................................A-8
                    (a)    Stockholder Approval...................................................................A-8
                    (b)    HSR Act................................................................................A-8
                    (c)    No Litigation..........................................................................A-8
                    (d)    Other Conditions to Closing............................................................A-9

ARTICLE  4          Termination...................................................................................A-9
         4.1        Reasons for Termination.......................................................................A-9
         4.2        Effect of Termination.........................................................................A-9

ARTICLE  5          Covenants of the Parties......................................................................A-9
         5.1        Satisfaction of Conditions to Closing.........................................................A-9
                    (a)    Defending the Agreement................................................................A-9

                    (b)    Lifting Injunctions....................................................................A-9
                    (c)    Other Actions..........................................................................A-9
         5.2        Section 16(b) Resolution - Superholdings.....................................................A-10
         5.3        Section 16(b) Resolution - Public............................................................A-10
         5.4        Public Stockholders Meeting..................................................................A-10

ARTICLE  6          Miscellaneous................................................................................A-10
         6.1        Successors and Assigns.......................................................................A-10
         6.2        Entire Agreement.............................................................................A-11
         6.3        Amendment....................................................................................A-11
         6.4        Governing Law................................................................................A-11
         6.5        Extension; Waiver............................................................................A-11
         6.6        Notices, Etc.................................................................................A-11
         6.7        Third Party Beneficiary, Etc.................................................................A-12
         6.8        Reformation; Severability....................................................................A-12
         6.9        Counterparts.................................................................................A-12
         6.10       Titles and Subtitles.........................................................................A-12

                             INDEX OF DEFINED TERMS

                                                                                                                 Page
Agreement.........................................................................................................A-1
Articles.........................................................................................................A-12
Certificates of Merger............................................................................................A-3
Closing...........................................................................................................A-8
Closing Date......................................................................................................A-8
Code..............................................................................................................A-2
DGCL..............................................................................................................A-3
Effective Time....................................................................................................A-3
Exchange Agent....................................................................................................A-5
Exchange Fund.....................................................................................................A-6
HSR Act...........................................................................................................A-8
Merger Consideration..............................................................................................A-4
Merger Sub........................................................................................................A-1
Merger Sub Stock..................................................................................................A-1
Option Plan.......................................................................................................A-5
Options...........................................................................................................A-5
Parent Mergers....................................................................................................A-1
Public............................................................................................................A-1
Public Stock......................................................................................................A-4
Public Stockholders Meeting......................................................................................A-10
Reorganization....................................................................................................A-2
Roberts Agreement.................................................................................................A-1
Roberts LLC.......................................................................................................A-1
Roberts LLC Holdings..............................................................................................A-1
Roberts Merger....................................................................................................A-1
Sections.........................................................................................................A-12
Sister Agreements.................................................................................................A-3
Subsidiary Merger.................................................................................................A-2
Subsidiary Merger Surviving Corporation...........................................................................A-3
Substitute Option.................................................................................................A-5
Superholdings.....................................................................................................A-1
Superholdings Stock...............................................................................................A-1
Tax...............................................................................................................A-6
Taxes.............................................................................................................A-6
WOW Agreement.....................................................................................................A-1
WOW LLC...........................................................................................................A-1
WOW LLC Holdings..................................................................................................A-1
WOW Merger........................................................................................................A-1

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of July 31, 2000, by and among Alamosa PCS Holdings, Inc., a Delaware corporation ("Public"), Alamosa Holdings, Inc., a Delaware corporation ("Superholdings"), and Alamosa Sub I, Inc., a Delaware corporation and wholly-owned direct subsidiary of Superholdings ("Merger Sub").


                                 R E C I T A L S
                                 - - - - - - - -


A. The Board of Managers of Roberts Wireless Communications, L.L.C. ("Roberts LLC") has deemed it advisable and in the best interests of its members that Roberts LLC and its members form a limited liability company to hold all of such members' interests of Roberts LLC ("Roberts LLC Holdings"), and that Roberts LLC Holdings merge with and into Superholdings (the "Roberts Merger") pursuant to that certain Amended and Restated Agreement and Plan of Reorganization by and among Public, Superholdings, Merger Sub, Roberts LLC and the members of Roberts LLC, dated as of July 31, 2000 (the "Roberts Agreement").


B. The Board of Managers of Washington Oregon Wireless, LLC ("WOW LLC") has deemed it advisable and in the best interests of its members that WOW LLC and its members form WOW Holdings, LLC, an Oregon limited liability company ("WOW LLC Holdings") to hold all of such members' interests of WOW LLC, and that WOW LLC Holdings merge with and into Superholdings (the "WOW Merger" and together with the Roberts Merger, the "Parent Mergers") pursuant to that certain Amended and Restated Agreement and Plan of Reorganization by and among Public, Superholdings, Merger Sub, WOW LLC, WOW Holdings LLC and certain members of WOW LLC, dated as of July 31, 2000 (the "WOW Agreement").

C. As of the date hereof, there are no shares of common stock of Superholdings, par value $0.01 per share ("Superholdings Stock"), issued and outstanding and as of the date hereof, Superholdings holds of record all of the issued and outstanding shares of common stock of Merger Sub, par value $0.01 per share ("Merger Sub Stock").

D. The Board of Directors of Public has determined that in order to complete the Parent Mergers in a tax-efficient manner, such acquisitions should be structured as transactions described in Section 351(a) of the Internal Revenue Code of

         1986, as amended (the "Code"), which will require Public to form a new holding company. The parties desire that the Parent Mergers, except as provided in Sections 1.2(a)(ii) (Cash) and 1.8(b) (Cash Payments) of the Roberts Agreement and the WOW Agreement, qualify as transactions described in Section 351(a) of the Code.

E. The Board of Directors of Public deems it advisable and in the best interests of its stockholders to consummate the merger of Merger Sub and Public (the "Subsidiary Merger") simultaneously with the consummation of the Parent Mergers. In furtherance thereof, the Board of Directors of Public has approved the Subsidiary Merger, upon the terms and subject to the conditions set forth herein, and has recommended that the stockholders of Public approve the Subsidiary Merger, upon the terms and subject to the conditions set forth herein.

F. The parties desire that the Subsidiary Merger qualify as a transaction described in Sections 351(a) and 368(a)(1)(A) of the Code by virtue of
         Section 368(a)(2)(E) of the Code. It is contemplated that the Subsidiary Merger will be completed substantially simultaneously with the merger or consolidation of Superholdings or one or more of its subsidiaries with or into one or more business entities (including, without limitation, the Parent Mergers) in a transaction of the type described in Section 351(a) of the Code.

G. Similarly, the Board of Directors of Superholdings deems it advisable to consummate the Subsidiary Merger simultaneously with the consummation of the Parent Mergers. In furtherance thereof, the Board of Directors of Superholdings has approved the Subsidiary Merger, upon the terms and subject to the conditions set forth herein.

H. Further, the Board of Directors of Merger Sub deems it advisable and in the best interests of its stockholders to consummate the Subsidiary Merger simultaneously with the consummation of the Parent Mergers. In furtherance thereof, the Board of Directors of Merger Sub has approved the Subsidiary Merger, upon the terms and subject to the conditions set forth herein, and has recommended that the sole stockholder of Merger Sub approve the Subsidiary Merger, upon the terms and subject to the conditions set forth herein. The Parent Mergers, the Subsidiary Merger and the other transactions contemplated herein are collectively referred to as the "Reorganization."


I. Public, Superholdings and Merger Sub acknowledge that they have received adequate consideration for entering into, and have relied upon the promises, covenants, representations and warranties contained in, this Agreement, and that they will be benefitted by the transactions contemplated herein.

J. Public, Superholdings and Merger Sub may enter into other agreements (any such other agreements, the Roberts Agreement and the WOW Agreement being collectively referred to herein as the "Sister Agreements") pursuant to which other business entities join in the Reorganization.


                                A G R E E M E N T
                                -----------------

         Based on the recitals set forth above and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE 1

                                     Mergers
                                     -------

         1.1      The Mergers.

                  (a) The Mergers. Upon the terms and subject to the conditions set forth in this Agreement:

                           (i)      Subsidiary Merger.  Simultaneously with the
Parent Mergers, Merger Sub will merge with and into Public, in accordance with the terms set forth herein. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease. Public shall continue as the surviving corporation in the Subsidiary Merger (the "Subsidiary Merger Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. At the sole discretion of the Board of Directors of Public, as an alternative structure to the Subsidiary Merger, Public may merge directly with and into Superholdings, and Superholdings shall continue as the surviving corporation and shall continue to be governed by the laws of the State of Delaware.

                  (b) Consummation. Certificates of Merger (herein so called) shall be filed with the secretary of state of the State of Delaware in the following order: (i) a Certificate of Merger with respect to the Roberts Merger,
(ii) a Certificate of Merger with respect to the WOW Merger, (iii) a Certificate of Merger with respect to the Subsidiary Merger and (iv) Certificates of Merger, if any, with respect to any other Sister Agreements, together with all other documents, notices and filings required by the Delaware General Corporation Law ("DGCL").

                  (c) Effective Time of the Merger. The Certificate of Merger shall provide that the Subsidiary Merger shall be effective as of the date and time set forth in the Certificate of Merger filed with the Secretary of State of the State of Delaware (the "Effective Time").

                  (d) Effect of the Merger. At the Effective Time, the effect of the Subsidiary Merger shall be as provided in Section 259 and Section 261 of the DGCL.

                  (e) The Surviving Corporation's Certificate of Incorporation; Bylaws; Directors and Officers. The certificate of incorporation and bylaws of Public, as in effect at the Effective Time, shall be the certificate of incorporation and bylaws of the Subsidiary Merger Surviving Corporation. At the Effective Time, the Board of Directors and officers of the Subsidiary Merger Surviving Corporation shall be composed of the entire Board of Directors of Public and officers of Public serving immediately before the Effective Time who shall hold office until their respective successors are duly elected or appointed and qualified.


         1.2 Terms of the Merger. The consideration payable to the Stockholders as set forth below in this Section 1.2 in connection with the Subsidiary Merger is sometimes referred to herein as the "Merger Consideration."

                  (a) Conversion of Public Stock. Each share of common stock of Public, par value $0.01 (the "Public Stock"), issued and outstanding immediately prior to the Effective Time together with the related rights distributed to holders of Public Stock pursuant to the Rights Agreement, dated as of January 31, 2000, between Public and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (other than shares of Public Stock held in Public's treasury) shall, at the Effective Time, by virtue of the Subsidiary Merger and without any action on the part of the holder thereof, be converted into, as specified and pursuant to the terms of this Section 1.2(a), the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Superholdings Stock, along with any dividends or distributions thereon after the Effective Time.

                  (b) Conversion of Merger Sub Stock. Each share of Merger Sub Stock issued and outstanding immediately prior to the Effective Time (other than shares of Merger Sub Stock held in Merger Sub's treasury) shall, at the Effective Time, by virtue of the Subsidiary Merger and without any action on the part of the holder thereof, be converted into one duly authorized, validly issued, fully paid nonassessable share of stock of the Subsidiary Merger Surviving Corporation.

                  (c) Rights as Holders of Public Stock and Merger Sub Stock. On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented issued and outstanding shares of Public Stock or Merger Sub Stock shall cease to have any rights as stockholders of Public or Merger Sub, respectively, except the right to receive the consideration set forth herein in Section 1.2(a) (Conversion of Public Stock) or Section 1.2(b) (Conversion of Merger Sub Stock) with respect to each share held by them.

                  (d) Treasury Stock. At the Effective Time all shares of Public Stock and Merger Sub Stock that are owned by Public or Merger Sub, respectively, as treasury stock shall be cancelled and shall cease to exist and no stock of Superholdings or other consideration shall be delivered in exchange therefor.

         1.3      Stock Options.

                  (a) Options. At the Effective Time, each then-outstanding option to purchase Public Stock under Public's 1999 Long Term Incentive Plan (collectively, the "Options" under the "Option Plan"), whether or not then exercisable or fully vested, shall be assumed by Superholdings for all purposes and shall be converted into an option (a "Substitute Option") to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option (including without limitation term, exercise price per share, vesting, exercisability, status as an "incentive stock option" (if applicable) under Section 422 of the Code or as an employee stock purchase plan option (if applicable) under Section 423 of the Code, and termination provisions), a number of shares of Superholdings Stock determined by multiplying the number of shares of Public Stock subject to such Option immediately prior to the Effective Time by 1.0.

                  (b) Option Plans. Public shall use its reasonable best efforts to obtain all necessary waivers, consents or releases from holders of Options under the Option Plan, if any, and take any such other action as may be reasonably necessary to give effect to the transactions contemplated by this
Section 1.3.

                  (c) Stock Reserve; Form S-8; Listing Application. Superholdings shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Superholdings Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in Section 1.3(a) (Options). Within a reasonable time after the Effective Time, the shares of Superholdings Stock subject to Substitute Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Superholdings shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as the Substitute Options remain exercisable and outstanding. In addition, Superholdings shall use its reasonable best efforts to cause the shares of Superholdings Stock subject to Substitute Options to be listed on The Nasdaq Stock Market and such other exchanges, if any, as Superholdings shall determine.

         1.4 Exchange Agent. Prior to or concurrently with the Effective Time, Superholdings shall enter into an agreement with such bank or trust company as may be designated by Superholdings (the "Exchange Agent"), which shall provide that Superholdings shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Public Stock and for exchange in accordance with this Agreement, through the Exchange Agent, (a) certificates representing the shares of Superholdings Stock, (b) any dividends or distributions with respect thereto with a record date after the Effective Time, and (c) any cash payable in lieu of any fractional shares of Superholdings Stock. All things deposited with and held by the Exchange Agent pursuant to this Section 1.4 are collectively referred to as the "Exchange Fund."

         1.5 Exchange Procedure. After the Effective Time, each holder of Public Stock that is entitled to receive Merger Consideration pursuant to Section 1.2 (Terms of the Merger) shall surrender the certificates representing same to the Exchange Agent, together with a Release and an Indemnification Agreement. Subject to Section 1.10 (Tax Withholding), at the time of such surrender or delivery, the Merger Consideration applicable to such Public Stock held by such Public stockholder shall be delivered to such holder of Public Stock. The Merger Consideration shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights and obligations pertaining to the surrendered Public Stock. No interest shall be paid or accrued on any cash payable upon the surrender of any shares of Public Stock.

                  After the Effective Time, there shall be no transfers on the stock transfer books of Public of the shares of Public Stock which were issued and outstanding immediately prior to the Effective Time. If a cash payment is to be made, or shares of Superholdings Stock are to be issued, to a person other than the person who surrendered the Public Stock, it shall be a condition of payment that the Public Stock so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of the surrendered Public Stock, or established to the satisfaction of Superholdings that such Taxes have been paid or are not applicable.

                  As used herein, the term "Taxes" means all federal, state, local, foreign and other governmental net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

         1.6 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Superholdings Stock shall be paid to the holder of any unsurrendered Public Stock with respect to the shares of Superholdings Stock issuable upon the surrender of such Public Stock pursuant to
Section 1.5 (Exchange Procedure), and all such dividends and other distributions shall be paid by Superholdings to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Public Stock pursuant to Section 1.5 (Exchange Procedure). Subject to the effect of applicable escheat or similar laws and subject to Section 1.10 (Tax Withholding), after the surrender of a stock certificate in accordance with this Section 1.6, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Superholdings Stock represented by such stock certificate. No holder of an unsurrendered stock certificate shall be entitled, until the surrender of such certificate, to vote the shares of Superholdings Stock into which the shares of Public Stock represented thereby shall have been converted.

         1.7 Cancellation and Retirement of Shares. As of the Effective Time, all shares of Public Stock and Merger Sub Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist.

         1.8 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Public Stock for 180 days after the Effective Time shall be delivered to Superholdings, upon demand, and any holders of Public Stock that have not theretofore complied with this Article 1 shall thereafter look only to Superholdings, and only as general creditors thereof, for payment of their claim for any Merger Consideration and any dividends or distributions with respect to Superholdings Stock, as provided herein.

         1.9 No Liability. None of Public, Superholdings, Merger Sub, Subsidiary Merger Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any payments or distributions payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Public Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Public Stock would otherwise escheat to or become the property of any governmental entity), any amounts payable in respect of such Public Stock shall, to the extent permitted by applicable law, become the property of Superholdings, free and clear of all claims or interest of any person previously entitled thereto.

         1.10 Tax Withholding. Superholdings shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Public Stock, options or warrants to acquire Public Stock such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                                    ARTICLE 2

                             Closing the Transaction
                             -----------------------

         2.1 Closing. On the third business day after the satisfaction or written waiver of the latest to occur of the conditions set forth in Article 3 (Conditions to Consummating the Transaction) hereof (other than execution, filing or delivery of agreements, certificates, legal opinions or other instruments to be delivered at Closing), or as otherwise agreed by the parties hereto, the consummation of the transactions provided for herein (the "Closing") shall take place at the offices of Haynes and Boone, LLP, counsel to Superholdings, Public and Merger Sub, located at 1600 N. Collins Blvd., Suite 2000, Richardson, Texas 75080, at 10:00 a.m., local time, or at such other place or by such other means as the parties hereto may agree; provided, however, that at the option of Superholdings and Public, the Closing of this Agreement may be delayed in order to achieve satisfaction or waiver of the conditions contained in one or more Sister Agreements, but not later than March 31, 2001; provided, further, that the Closing shall not occur if either this Agreement has been validly terminated pursuant to the provisions of Article 4 (Termination) hereof or all Sister Agreements have been validly terminated in accordance with their terms. The time and date of the Closing are referred to herein as the "Closing Date."

                                    ARTICLE 3

                   Conditions To Consummating the Transaction
                   ------------------------------------------

         3.1 Obligations of Public, Superholdings and Merger Sub. The obligations of Public, Superholdings and Merger Sub to consummate the transactions provided for in this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been adopted by the affirmative vote of the holders of the requisite number of shares of capital stock of Public in the manner required pursuant to Public's certificate of incorporation and bylaws, the DGCL and other applicable law.

                  (b) HSR Act. The waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") shall have expired or early termination of the waiting period under the HSR Act shall have been granted.

                  (c) No Litigation. No action, suit or proceeding (other than such an action, suit or proceeding directly or indirectly instituted by a party hereto) shall be threatened or pending, and no preliminary or permanent injunction, order, decree or ruling shall be in effect, seeking to restrain or prohibit, or to obtain damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated by the foregoing.

                  (d) Other Conditions to Closing. All conditions precedent to the consummation of at least one of the Sister Agreements shall have been satisfied or duly waived in accordance with the terms of such applicable agreement; provided, however, that the condition precedent of such applicable agreement which states that all conditions to the consummation of the Subsidiary Merger shall have been satisfied, need not be satisfied.

                                    ARTICLE 4

                                   Termination
                                   -----------

         4.1 Reasons for Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding adoption thereof by the stockholders of Public, Superholdings or Merger Sub, only by following the termination procedures set forth in this Article 4, for the following reason:

             Termination of the Roberts and WOW Agreements. If all of the Sister Agreements are terminated prior to the consummation of the Parent Mergers.

         4.2 Effect of Termination. Upon termination hereof pursuant to this
Article 4, no party shall have any liability or continuing obligation to another party arising out of this Agreement, or out of actions taken in connection herewith, except that Article 6 (Miscellaneous) shall survive termination hereof.

                                    ARTICLE 5

                            Covenants of the Parties
                            ------------------------

         5.1 Satisfaction of Conditions to Closing. Each party shall use its reasonable best efforts to satisfy the conditions to the obligations of the parties hereunder, and to consummate and make effective as promptly as practicable the transactions provided for herein including:

                  (a) Defending the Agreement. Defending lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions provided for in this Agreement;

                  (b) Lifting Injunctions. Using reasonable best efforts to lift or rescind any injunction, restraining order or other order adversely affecting the ability of the parties to consummate the transactions provided for in this Agreement; and

                  (c) Other Actions. Taking such other reasonable actions that are necessary, appropriate or advisable, including, without limitation, using reasonable best efforts to obtain all approvals, and all consents of third parties to contracts as are necessary for the consummation of the Reorganization. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each party and its officers and directors shall use their reasonable best efforts to take all such action.

         5.2 Section 16(b) Resolution - Superholdings. Prior to the Closing Date, the Board of Directors of Superholdings shall pass a resolution approving, for purposes of Rule 16b-3 of the Exchange Act, the issuance of Superholdings Stock and other equity securities (derivative on nonderivative) pursuant to the Subsidiary Merger, to the directors, officers and other persons subject to potential liability under Section 16(b) of the Exchange Act, which resolution shall specifically refer to such directors, officers and other persons and the number of shares of Superholdings Stock and other equity securities (derivative on nonderivative) issued to such persons pursuant to the Subsidiary Merger.

         5.3 Section 16(b) Resolution - Public. Prior to the Closing Date, the Board of Directors of Public shall pass a resolution approving, for purposes of Rule 16b-3 of the Exchange Act, the disposition of Public Stock and other equity securities (derivative on nonderivative) pursuant to the Subsidiary Merger, by the directors, officers and other persons subject to potential liability under
Section 16(b) of the Exchange Act, which resolution shall specifically refer to such directors, officers and other persons and the number of shares of Public Stock and other equity securities (derivative on nonderivative) disposed of by such persons pursuant to the Subsidiary Merger.

         5.4 Public Stockholders Meeting. Public shall take all action necessary, in accordance with the DGCL, the Exchange Act and other applicable law and its certificate of incorporation and bylaws, to convene and hold a special meeting of the stockholders of Public (the "Public Stockholders Meeting") as promptly as practicable after the date hereof for the purpose of considering and voting upon this Agreement.


                                    ARTICLE 6

                                  Miscellaneous
                                  -------------

         6.1 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted assigns, successors, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned without the written consent of Public, Superholdings and Merger Sub and any attempted assignment without such consent shall be null and void; provided, however, Public, Superholdings and Merger Sub may assign any of its rights and obligations hereunder to one of its affiliates (as such term is defined in Rule 405 promulgated under the



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




Securities Act of 1933, as amended); provided, further, that any assignment hereunder shall not relieve any party of any obligations or liabilities hereunder and will not adversely impact the intended tax treatment of the Reorganization as described in Recital F hereof.

         6.2 Entire Agreement. This Agreement and the other documents delivered pursuant hereto and referenced herein constitute the full and entire understanding and agreement between the parties and supersede any other agreement, written or oral, with regard to the subject matter hereof.

         6.3 Amendment. Subject to any applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after adoption of this Agreement at the Public Stockholders Meeting, no amendment shall be made which would reduce the amount or change the type of consideration into which shares of Public Stock shall be converted upon consummation of the Reorganization.

         6.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         6.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to
Section 6.3 (Amendment), waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         6.6 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hard copy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses or telecopy numbers of the parties set forth below, or at such other address or telecopy number furnished in writing to the other parties hereto:


      If to Public, Superholdings       Alamosa PCS Holdings, Inc.
      or Merger Sub:                    5225 S. Loop 289
                                        Suite 120
                                        Lubbock, Texas 79424

                                         Attention: David E. Sharbutt,
                                         Chief Executive Officer
                                         (806) 722-1127 (fax)


      with copies to:                   Haynes and Boone, LLP
                                        1600 North Collins Boulevard, Suite 2000
                                        Richardson, Texas 75080
                                        Attention: William S. Kleinman
                                        (972) 692-9065 (fax)

         6.7 Third Party Beneficiary, Etc. There shall be no third party beneficiary hereof. Neither the availability of, nor any limit on, any remedy hereunder limits the remedies of any party hereto against third parties.

         6.8 Reformation; Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement hereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart may be delivered by facsimile and shall be treated as an original, provided that attachment thereof shall constitute the representation and warranty of the person delivering such signature that such person has full power and authority to attach such signature and to deliver this Agreement.

         6.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs hereof are for convenience of reference only and are not to be considered in construing this Agreement. References to "Articles" and "Sections" herein are references to articles and sections of this Agreement, respectively. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.



                                    * * * * *

         This Agreement has been executed and delivered as of the date first written above.


                              ALAMOSA PCS HOLDINGS, INC.:



                              By: /s/ David E. Sharbutt
                                  ---------------------------------
                              Name: David E. Sharbutt
                              Title: Chief Executive Officer


                              ALAMOSA SUB I, INC.:



                              By: /s/ David E. Sharbutt
                                  ---------------------------------
                              Name: David E. Sharbutt
                              Title: President


                              ALAMOSA HOLDINGS, INC.:



                              By: /s/ David E. Sharbutt
                                  ---------------------------------
                              Name: David E. Sharbutt
                              Title: President






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